Exhibit 5.2 Oficina principal / Main office:

Harmodio Arias († 1962)

Julio J. Fábrega († 1950)

Octavio Fábrega († 1973)

Julio J. Fábrega III

LeRoy W. Watson III

Octavio Amat

Eduardo de Alba

Maria del C. Zúñiga

Fernando A. Arias

Maria C. Arroyo

Ricardo M. Arango

Rosa M. Restrepo

Roy C. Durling T.

Gian Castillero

Estif Aparicio

Jorge Loaiza III

Juan F. Corro

Rodrigo Cardoze

Ileana Martinelli

Sofia J. Cohen

Carol M. Durling

Vivian D. Holness

Karina I. Urña

Federico Alfaro

Julianne Canavaggio

Juan C. Quezada

Augusto R. Arosemena

David Polo

Pilar Castillo

Cecilio Castillero

Claudio De Castro

Mónica C. Mendoza

Mónica L. Moreno

Victor Carles

Bianca Bergantino

Diana M. Amat

Consejeros /

Of Counsel

Roy C. Durling

Fernando Cardoze F.

Gabriel A. Galindo

Cecilio A. Castillero

Plaza 2000, piso 16, Calle 50

Apartado 0816-01098

Panamá, República de Panamá

Tel.: +507 205-7000

Fax: +507 205-7001 / 02

E-mail: panama@arifa.com

www.arifa.com

March 31, 2014

McDermott International, Inc.

757 N. Eldridge Parkway

Houston, Texas 77079

Ladies and Gentlemen:

As set forth in the Registration Statement on Form S-3 (the “Registration Statement”) to be filed on the date hereof by McDermott International, Inc., a Panamanian corporation (“McDermott”), with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), relating to the offering of securities that may be issued and sold by McDermott from time to time pursuant to Rule 415 under the Act, certain legal matters in connection with such securities are being passed upon for you by us. Such securities include: (a) McDermott’s unsecured senior debt securities (the “Senior Debt Securities”); (b) McDermott’s unsecured subordinated debt securities (the “Subordinated Debt Securities” and, together with the Senior Debt Securities, the “Debt Securities”); (c) shares of common stock, par value $1.00 per share, of McDermott (“Common Stock”); (d) shares of preferred stock, par value $1.00 per share, of McDermott (“Preferred Stock”); (e) warrants to purchase other Securities (“Warrants”); (f) stock purchase contracts of McDermott (“Stock Purchase Contracts”); and (g) stock purchase units of McDermott, consisting of (1) a Stock Purchase Contract and (2) a beneficial interest in Senior Debt Securities, Subordinated Debt Securities or debt obligations of third parties securing the holder’s obligation to purchase Common Stock under Stock Purchase Contracts (“Stock Purchase Units”). The Debt Securities, Common Stock, Preferred Stock, Warrants, Stock Purchase Contracts and Stock Purchase Units are collectively referred to herein as the “Securities.” At your request, this opinion letter is being furnished to you for filing as Exhibit 5.2 to the Registration Statement.

In our capacity as your Panamanian counsel in the connection referred to above, we have examined originals, or copies certified or otherwise identified, of McDermott’s Amended and Restated Articles of Incorporation and Amended and Restated By-laws, each as amended to date (the “Charter Documents”), the form of Indenture filed as Exhibit 4.1 to the Registration Statement to be executed by McDermott and the trustee thereunder (the “Senior Debt Indenture”) pursuant to which Senior Debt Securities may be issued, the form of Indenture filed as Exhibit 4.2 to the Registration Statement to be executed by McDermott and the trustee thereunder (the “Subordinated Debt Indenture”) pursuant to which Subordinated Debt Securities may be issued and corporate records of McDermott, including minute books as furnished to us by you, certificates of public officials and of representatives of McDermott, statutes and other

Panama    •    London    •    Luxembourg     •    Geneva    •    Hong Kong    •    British Virgin Islands    •    Belize

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instruments and documents as a basis for the opinions hereinafter expressed. In giving the opinions set forth herein, we have relied, to the extent we deemed appropriate, with respect to factual matters, upon certificates, statements or other representations of officers or other representatives of McDermott and of public officials, and we have assumed, without independent investigation, that all signatures on documents we have examined are genuine, all documents submitted to us as originals are authentic and complete, all documents submitted to us as certified or photostatic copies conform to the original copies of those documents and those original copies are authentic. In connection with the opinions set forth herein, we have assumed that:

(a) the Registration Statement and any amendments thereto (including post-effective amendments) will have become effective under the Act;

(b) a prospectus supplement will have been prepared and filed with the Commission describing the Securities offered thereby;

(c) all Securities will be offered, issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the appropriate prospectus supplement;

(d) the Board of Directors of McDermott or, to the extent permitted by the applicable laws of the Republic of Panama and the Charter Documents of McDermott, a duly constituted and acting committee thereof (such Board of Directors of McDermott or committee thereof being hereinafter referred to as the “Board”) will have taken all necessary corporate action to authorize the issuance of the Securities and any other Securities issuable on the conversion, exchange, redemption or exercise thereof, and to authorize the terms of the offering and sale of such Securities and related matters;

(e) a definitive purchase, underwriting or similar agreement with respect to any Securities offered by McDermott will have been duly authorized and validly executed and delivered by McDermott and the other parties thereto (a “Purchase Agreement”);

(f) any securities issuable upon conversion, exchange, redemption or exercise of any Securities offered by McDermott will have been duly authorized, created and, if appropriate, reserved for issuance upon such conversion, exchange, redemption or exercise;

(g) all Securities, and any certificates in respect thereof, will be delivered in accordance with either (a) the provisions of the applicable Purchase Agreement approved by the Board upon payment of the consideration therefor provided for therein or (b) upon conversion, exchange, redemption or exercise of any other Security, in accordance with the terms of such Security or the instrument governing such Security providing for such conversion, exchange, redemption or exercise as approved by the Board, for the consideration approved by the Board;

(h) in the case of shares of Common Stock or Preferred Stock, certificates representing such shares will have been duly executed, countersigned, registered and delivered, or if uncertificated, valid book-entry notations will have been made in the share register of

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McDermott, in each case in accordance with the provisions of the Charter Documents; there will be sufficient shares of Common Stock or Preferred Stock authorized under the Charter Documents and not otherwise issued or reserved for issuance; and the purchase price therefor payable to McDermott or, if such shares are issuable on the conversion, exchange, redemption or exercise of another Security, the consideration payable to McDermott for such conversion, exchange, redemption or exercise, will not be less than the par value of such shares;

(i) in the case of shares of Preferred Stock of any series, the Board will have taken all necessary corporate action to designate and establish the terms of such series and will have caused a certificate of designations respecting such series to be prepared and filed with the Public Registry Office of the Republic of Panama;

(j) in the case of Warrants, the Board will have taken all necessary corporate action to authorize the creation of and the terms of such Warrants and the issuance of the Securities to be issued pursuant thereto and to approve the warrant agreement relating thereto; such warrant agreement will have been duly executed and delivered by McDermott and the warrant agent thereunder appointed by McDermott; neither such Warrants nor such warrant agreement will include any provision that is unenforceable; and such Warrants or certificates representing such Warrants will have been duly executed, countersigned, registered and delivered in accordance with the provisions of such warrant agreement;

(k) in the case of any series of Debt Securities issuable under an Indenture, the Board will have taken all necessary corporate action to designate and establish the terms of such series of Debt Securities in accordance with the terms of the Indenture under which such Debt Securities will be issued;

(l) in the case of Stock Purchase Contracts, the Board will have taken all necessary corporate action to establish the terms thereof and to approve the purchase contract agreement relating thereto; and

(m) in the case of Stock Purchase Units, the Board will have taken all necessary corporate action to establish the terms of such Stock Purchase Units and the terms of the Securities, if any, such Stock Purchase Units include; and the action with respect to the Stock Purchase Contracts included in such Stock Purchase Units referred to in paragraph (l) above will have been taken.

On the basis of and subject to the assumptions, limitations and qualifications set forth herein, we are of the opinion that:

1. McDermott is a corporation duly incorporated and validly existing in good standing under the laws of the Republic of Panama.

2. The shares of Common Stock and Preferred Stock included in the Securities will, when issued, have been duly authorized and validly issued and will be fully paid and nonassessable.

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3. The Warrants, Debt Securities, Stock Purchase Contracts and Stock Purchase Units included in the Securities will, when issued, have been duly authorized and validly issued.

4. The courts of the Republic of Panama will enforce judgments of United States courts in actions against McDermott obtained in such courts predicated on the civil liability provisions of the United States federal securities laws, provided (i) any such judgment is approved by the Supreme Court of Panama, (ii) such foreign court grants reciprocity to the enforcement of judgments of courts of Panama, (iii) the party against whom the judgment was rendered, or its agent, was personally served in such action within such foreign jurisdiction, (iv) the judgment arises out of a personal action against the defendant, (v) the obligation in respect of which the judgment was rendered is lawful in Panama and does not contradict the public policy of Panama, (vi) the judgment is properly authenticated by diplomatic or consular officers of Panama or by an Apostille pursuant to the 1961 Hague Convention Abolishing the Requirement of Legalization of Foreign Public Documents, and (vii) a copy of the final judgment is translated into Spanish by a licensed translator in Panama.

5. The courts of the Republic of Panama will not impose, in original actions, liabilities against McDermott predicated solely on the United States federal securities laws.

We also confirm that the statement in the Registration Statement under the heading “Enforceability of Civil Liabilities” which attributes certain opinions to us is correct.

We limit the opinions we express above in all respects to matters of the laws of the Republic of Panama as in effect on the date hereof. This opinion is to be governed by and construed in accordance with the laws of the Republic of Panama and is limited to, and is given on the basis of, current practice in Panama.

We hereby consent to the filing of this opinion of counsel as Exhibit 5.2 to the Registration Statement. We also consent to the reference to our Firm under the headings “Legal Matters” and “Enforceability of Civil Liabilities” in the prospectus forming a part of the Registration Statement. In giving this consent, we do not hereby admit that we are in the category of persons whose written consent Section 7 of the Act requires to be filed.

Very truly yours,

ARIAS, FABREGA & FABREA